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                            ADMINISTRATION AGREEMENT



     THIS AGREEMENT dated as of September 7, 2001, by and between each of the Trusts listed on Exhibit A (each the "Trust"), and Morgan Guaranty Trust Company of New York or The Chase Manhattan Bank or their Successor (the
"Administrator").

                              W I T N E S S E T H :
     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     FIRST: The Trust on behalf of each of its series and any new series to be created hereby authorizes the Administrator to provide administrative services to the Trust in accordance with the terms and conditions of this Agreement. The Administrator's services shall be subject to the direction and control of the Board of Trustees of the Trust and shall be performed under the direction of the appropriate Trust officers.

     SECOND: The Administrator shall provide certain administration services including:


(A) arranging for the preparation and filing of the Trust's tax returns and preparing financial statements and other financial reports for review by the Trust's independent auditors;

(B) preparing for the signature of the appropriate Trust officer (or assisting counsel in preparation of) all required Trust proxy statements and updates to the Trust's Registration Statement under the Investment Company Act of 1940 (the "Act");

(C) arranging for the printing and mailing (at the Trust's expense) of proxy statements and other reports or other material provided to the Trust's shareholders;

(D)  coordinating the Trust's annual audits;

(E) developing the budget and establishing the rate of expense accrual for each series of the Trust;

(F) overseeing the preparation by the Trust's transfer agent of tax information for shareholders;

(G) coordinating all relationships between the Trust and its contractors, including coordinating the negotiation of agreements, the review of performance of agreements, and the exchange of information, provided that coordination with the distributor shall be limited to the exchange of information necessary for the administration of the Trust and the reporting of the information to the Board of Trustees and the Trust officers;

(H) overseeing the Trust's custodian, transfer agent and other service providers, including expense disbursement; overseeing any service provider conversions; verifying the calculation of performance data for the Trust and its reporting to the appropriate tracking services; arranging for the publication of current price information in newspapers and publications; monitoring the pricing of portfolio securities and compliance with amortized cost procedures, if applicable; computing the amount and monitoring the frequency of distributing each series' dividends and

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capital gains distributions and confirming that they have been properly distributed to the shareholders of record; and monitoring calculation of net asset value of shares by the custodian;

(I) taking responsibility for compliance with all applicable federal securities and other regulatory requirements (other than state securities registration and filing requirements) and reviewing from time to time transactions with brokers and dealers; taking responsibility for monitoring the Trust's compliance with their investment objectives, policies and restrictions as disclosed in their prospectuses and statements of additional information;


(J) responding to all inquires or other communications from shareholders of the Trust and other parties or, if the inquiry is more properly responded to by the Trust's transfer agent or distributor, referring the individual making the inquiry to the appropriate person;

(K) taking responsibility for monitoring each series' status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

(L) arranging for preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders;

(M) preparing annual and semi-annual financial statements for management review; assisting management with coordination of annual financial statement audits; reviewing N-30D filings prepared by print vendor; instructing printer to file; preparing and filing financial data for Form N-SAR filings; preparing and filing financial data for Form 24f-2 filings; compiling financial data (including expenses, management fees and performance data) for Form N1-A and SAI updates for management review; preparing portfolio statistics on monthly and quarterly basis for client reporting/marketing;

(N) reviewing fund accounting vendors' monthly cash and assets reconciliations and report cards; monitoring expense activity, including accuracy of basis point accrual changes and journal entries; preparing same day analysis (in order to send out blast faxes) of money market and fixed income fund yields and investigating unusual discrepancies between classes/feeders with fund accounting; performing daily reasonableness test of NAV; monitoring delivery of services by fund accountants;

(O) preparing expense authorizations for management review and submitting for payment and maintaining expense log-database; providing management with monthly informational analysis of expenses, including budgeted future expenses and estimated over-under-accruals; expense cap analysis - waivers and reimbursements;

(P) compiling and summarizing weekly Rule 2a-7 money market funds' analysis for board book presentation; assisting management with the administration of the Directors' deferred compensation plans, if any; performing periodic line of credit reporting to comply with the loan agreement; preparing and mail annual 1099-MISC forms to Directors and vendors; compiling information for annual shareholder tax letters for management review; assisting management with preparation of shareholder proxy materials as necessary;

(Q) preparing, reviewing and distributing daily statistics for use by management; completing weekly, monthly and quarterly surveys provided by reporting agencies; assisting management with the calculation and communication of periodic distribution information; calculating and

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distributing fund performance information; performing daily calculation of 1, 3,
5 and 10 year returns for all funds; maintaining benchmark data and calculating benchmark performance; calculating and distributing unsubsidized SEC yields; enduring consistency of performance information with Lipper and Morningstar; FundStation administration for daily distribution of NAVs, rates, total returns, yields and performance ; calculation of after-tax and tax equivalent returns;

                    (R)  making all necessary Blue Sky Filings;

                    (S) maintaining books and records relating to such services; and

                    (T) providing such other related services as the Fund may reasonably request.


     THIRD: Any activities to be performed by the Administrator under this Agreement may be delegated or sub-contracted to a third party without the approval of the Trust. The Administrator retains ultimate responsibility at all times under this contract for the performance of such activities, notwithstanding the existence of a third-party subcontract.

     FOURTH: Notwithstanding anything in this Agreement to the contrary:

(A) The Administrator will keep confidential and will not use or disclose to any other party (including, but not limited to, affiliates of the Administrator) any Customer Information (as defined below), expect as authorized in writing by the Trust or as appropriate in connection with performing this Agreement and subject to any conditions set forth elsewhere in the Agreement.

(B) The Administrator will maintain appropriate physical, electronic and procedural safeguards to store, dispose of (if applicable) and secure Customer Information to protect it from unauthorized access, use, disclosure, alteration, loss and destruction. The safeguards used by the Administrator to protect Customer Information will be no less than those used by the Administrator to protect its own confidential information. In addition, the Administrator will comply with any other security safeguards required by this Agreement.

(C) The Administrator will control access to Customer Information and, except as required by law or as otherwise may be specifically permitted by this Agreement, permit access only to individuals who need access in connection with performing this Agreement and will cause such individuals to maintain the confidentiality of Customer Information.

(D) Except as necessary to conform to any record retention requirements imposed by this Agreement, the Company will, upon termination of this Agreement or the Trust's earlier request, return to the Trust all Customer Information or destroy it, as specified by the Trust. The Administrator will provide to the Trust a destruction certificate if so required.

(E) As between the Trust and the Administrator, Customer Information and all applicable intellectual property rights embodied in the Customer Information shall remain the property of the Trust.

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(F)  The Administrator acknowledges that it has received and reviewed a copy of the Trust's privacy policy applicable to Customer Information and it agrees that it will not act in a manner that is inconsistent with such policy.

(G) The term "Customer Information" as used in this Article means information, in any form, provided to the Administrator by on or behalf of the Trust that uniquely identifies a current, former or prospective Trust customer. Customer Information includes, but is not limited to, copies of such information or materials derived from such information.


     FIFTH: Any activities performed by the Administrator under this Agreement shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Act and of any rules or regulations in force thereunder; (2) any other applicable provision of law; (3) the provisions of the Agreement and the Declaration of Trust and By-laws of the Trust as amended from time to time; (4) any policies and determinations of the Board of the Trustees of the Trust; and (5) the fundamental policies of each Trust, as reflected in the then current Registration Statement of the Trust. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended at such time, and the term "Prospectus" and "Statement of Additional Information" shall mean for the purposes of this Agreement the form of the then current prospectus and statement of additional information for each series of the Trust.

     SIXTH: Nothing in this Agreement shall prevent the Administrator or any other officer thereof from acting as administrator for any other person, firm or corporation and shall not in any way limit or restrict the Administrator or any of its trustees, officers, employees or affiliates from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgement, will adversely affect the performance of its obligations to the Trust under the Agreement.

     SEVENTH: The Administrator shall, at its own expense, provide office space and facilities, equipment and personnel for the performance of its functions hereunder. The Administrator shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under this Act, with particular attention to
Section 31 thereof and Rules 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Administrator be open for inspection by duly authorized officers, employees or agents of the Securities and Exchange Commission. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request.

     EIGHTH: Each Trust shall pay the Administrator, as full compensation for all services rendered hereunder, an annual fee on behalf of each Fund payable monthly and computed based on the average daily net asset value of such Fund at the annual rate listed on Exhibit B, as amended from time to time.

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     NINTH:

(A) This Agreement shall go into effect at the close of business on the date hereof and, unless terminated as hereinafter, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable Trust and by such vote of the Trustees.

(B) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Board of Trustees of the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Board of Trustees of the Trust at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator), provided that such termination by the Board of Trust of the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time, including a majority of the Trustees who are not interested persons (as defined in the Act) of the Trust, or by vote of the holders of a majority (as defined by the Act) of the voting securities of each Trust at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act.


     TENTH: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any of its officers, directors or employees, the Trust shall indemnify the Administrator against any and all claims, demands and liabilities and expenses (including reasonable attorney's fees) which the Administrator may incur based on any omission in the course of, or connected with, rendering services to such Trust hereunder.

     ELEVENTH: A copy of the Agreement and the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

     TWELVETH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust shall be 522 Fifth Avenue, New York, New York 10036, and the address of the Administrator shall be 522 Fifth Avenue, New York, New York 10036.



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IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed by their duly authorized officers as of the day and year first above written.





                                            J.P. MORGAN FUNDS
                                            J.P. MORGAN INSTITUTIONAL FUNDS
                                            J.P. MORGAN SERIES TRUST
                                            MUTUAL FUND GROUP
                                            MUTUAL FUND TRUST
                                            MUTUAL FUND SELECT GROUP
                                            MUTUAL FUND SELECT TRUST
                                            MUTUAL FUND INVESTMENT TRUST
                                            MUTUAL FUND VARIABLE ANNUITY TRUST
                                            GROWTH AND INCOME PORTFOLIO




                                                By:_____________________________
                                                         Sharon Weinberg

                                                Title:   Secretary

                                                Date:___________________________


                                       JPMORGAN CHASE BANK


                                                By:_____________________________
                                                         George Gatch
                                                Title:

                                                Date:___________________________






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                                    EXHIBIT A

                                 LIST OF TRUSTS





                  J.P. MORGAN FUNDS
                  J.P. MORGAN INSTITUTIONAL FUNDS
                  J.P. MORGAN SERIES TRUST
                  MUTUAL FUND GROUP
                  MUTUAL FUND TRUST
                  MUTUAL FUND SELECT GROUP
                  MUTUAL FUND SELECT TRUST
                  MUTUAL FUND INVESTMENT TRUST
                  MUTUAL FUND VARIABLE ANNUITY TRUST
                  GROWTH AND INCOME PORTFOLIO